Exhibit 99.1

PPD Updates Third Quarter 2020 Financial Guidance

WILMINGTON, N.C. (September 14, 2020) - PPD, Inc. (Nasdaq:PPD), a leading global contract research organization, today updated its financial guidance for the third quarter ending September 30, 2020.

PPD announced that given the exceptional circumstances surrounding COVID-19 and better than anticipated key operating metrics and financial results in the months of July and August, it is revising its revenue and adjusted EBITDA guidance for the third quarter of 2020.

PPD’s previously provided and updated financial guidance for the third quarter of 2020 are as follows:

	Previous Guidance as of August 4, 2020				Updated Guidance as of September 14, 2020
	Range ($)		Range (Y/Y %)		Range ($)		Range (Y/Y %)
(dollars in millions)	Low	High	Low	High	Low	High	Low	High
Revenue	$1,065	$1,085	+4%	+6%	$1,157	$1,188	+13%	+16%
Adjusted EBITDA	$211	$215	+4%	+6%	$223	$227	+10%	+12%

The updated guidance reflects better than expected financial performance in both the Clinical Development Services and Laboratory Services segments. The stronger performance is driven by higher than expected revenue from studies unrelated to COVID-19 as well as higher than expected indirect and direct revenue from COVID-19 related projects. The higher revenue growth relative to the adjusted EBITDA growth is largely attributable to the growth of indirect costs from COVID-19 projects. Furthermore, PPD expects it would still achieve positive year-on-year growth in the third quarter of 2020 irrespective of any revenue attributable to COVID-19 awards.

In addition, PPD expects to achieve strong net authorizations for the third quarter of 2020 on a historical basis (see below), greater than the same period of the prior year.

PPD expects to provide updated fourth quarter 2020 guidance in connection with the issuance of its third quarter 2020 financial results.

About PPD

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 46 countries and more than 24,500 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

PPD Contacts

Media:	Investors:
Ned Glascock	+1 910 558 2899
+1 910 558 8760	investors@ppd.com
ned.glascock@ppd.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “guidance,” “believe,” “intend,” “project,” “outlook,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions, including forward-looking statements about the impact from the novel coronavirus disease (the “COVID-19 pandemic”). Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including the impact from the COVID-19 pandemic, and our ability to achieve our projected financial guidance, and therefore actual results might differ materially from those expressed in these forward-looking statements. Factors that might materially affect such forward-looking statements include: the magnitude, continued duration, geographic reach and ongoing impact on the global economy and capital and credit markets of the COVID-19 pandemic; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; the U.S. and international healthcare industry is subject to political, economic and/or regulatory influences and changes, such as healthcare reform, all of which could adversely affect both our customers’ and our businesses; any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches impacting us or our customers, clinical trial participants or employees; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of COVID-19) for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; our dependence on our technology network, and the impact from upgrades to the network; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services; our use of biological and hazardous materials, which could violate law or cause injury or death resulting in liability; international or U.S. economic, currency, political and other risks, such as the COVID-19 pandemic; disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic) or other catastrophic events; economic conditions and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; any patent or other intellectual property litigation we might be involved in; changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; and other factors beyond our control. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Net Authorizations

Revenue is comprised of direct, third-party pass-through and out-of-pocket revenue from providing services to customers. Direct revenue represents revenue associated with the direct services. Third-party pass-through and out-of-pocket revenue (collectively, “indirect revenue”) represents the reimbursement by customers of third-party pass-through and out-of-pocket costs incurred by PPD under its contracts with customers.

Net authorizations represent new business awards, net of award or contract modifications, contract cancellations, foreign currency fluctuations and other adjustments. PPD’s historical basis of presentation of net authorizations excludes indirect revenues and the impact of Accounting Standards Codification 606 on direct revenue.

Net authorizations include new business awards for services related to the COVID-19 pandemic. Due to the pandemic, some PPD customers have delayed new studies and/or paused ongoing studies or certain activities in ongoing studies, such as patient recruitment, patient enrollment, site visits and site monitoring. These delays have impacted, and will continue to impact, the timing and extent to which backlog has and will convert to revenue. PPD has not experienced any unusual cancellation activity as a result of the pandemic.

Non-GAAP Financial Measures

In addition to the financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains adjusted EBITDA, which is a non-GAAP financial measure. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income or loss attributable to common stockholders of PPD, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. We believe that making such adjustments provides management and investors meaningful information to understand our operating performance and ability to analyze financial and business trends on a period-to-period basis. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we note that revenue generated from such intangibles is included within revenue in determining net income or loss attributable to common stockholders of PPD.

Other companies in our industry may calculate adjusted EBITDA differently than we do. As a result, this non-GAAP financial measure has limitations as an analytical and comparative tool and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. In calculating this financial measure, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. Our presentation of adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

PPD has not reconciled the forward-looking adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, including, but not limited to, incentive compensation (including stock-based compensation), certain fair value measurements, recapitalization portfolio interest consideration, uncertainties caused by the global COVID-19 pandemic and other items not reflective of PPD’s ongoing operations, which are potential adjustments to future earnings. PPD expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.